UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2012

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693 -7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b)         On March 27, 2012, the Board of Directors (the “Board”) of MGM Resorts International (the “Company”) voted unanimously to recognize Melvin B. Wolzinger, who for decades has been a pioneer in the gaming and hospitality industry and a prominent community leader, with the distinction of Director Emeritus and to designate Mr. Wolzinger as the Company’s Goodwill Ambassador.  As Goodwill Ambassador, Mr. Wolzinger expects to be actively engaged in the Company’s philanthropy, community and employee events.  On the same date, Mr. Wolzinger informed the Company that, due to the time commitment associated with serving as Goodwill Ambassador, Mr. Wolzinger will serve out his current term as a Board member, due to expire at the Company’s next Annual Meeting of Shareholders, at which time he will transition to the role of Director Emeritus and Goodwill Ambassador.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 30, 2012

MGM Resorts International

By:	/s/ Andrew Hagopian III
Name:	Andrew Hagopian III
Title:	Vice President, Deputy General Counsel & Assistant Corporate Secretary